
                                                                   Exhibit 999.7
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                                                               Execution Version

                             MERRILL LYNCH BANK, USA
                                    Purchaser

                                       and

                           National City Mortgage Co.,

                                     Company

                     --------------------------------------

               MASTER SELLER'S WARRANTIES AND SERVICING AGREEMENT

                             Dated as of May 1, 2004

                     --------------------------------------

                           Conventional Mortgage Loans

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS                                                                                                 1
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS;
    DELIVERY OF DOCUMENTS.......................................................................................     15
         Section 2.01          Conveyance of Mortgage Loans; Possession of Mortgage Files;
                                 Maintenance of Servicing Files.................................................     15
         Section 2.02          Purchase Price...................................................................     15
         Section 2.03          Books and Records; Transfers of Mortgage Loans...................................     16
         Section 2.04          Delivery of Documents............................................................     17
         Section 2.05          Closing Documents................................................................     18
ARTICLE III REPRESENTATIONS AND WARRANTIES; REMEDIES AND BREACH.................................................     19
         Section 3.01          Company Representations and Warranties...........................................     19
         Section 3.02          Representations and Warranties Regarding Individual Mortgage Loans...............     22
         Section 3.03          Remedies for Breach of Representations and Warranties............................     35
         Section 3.04          Repurchase of Certain Mortgage Loans; Premium Recapture..........................     37
         Section 3.05          Review of Mortgage Loans.........................................................     37
ARTICLE IV ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.......................................................     38
         Section 4.01          Company to Act as Servicer.......................................................     38
         Section 4.02          Liquidation of Mortgage Loans....................................................     40
         Section 4.03          Collection of Mortgage Loan Payments.............................................     41
         Section 4.04          Establishment of and Deposits to Custodial Account...............................     42
         Section 4.05          Permitted Withdrawals From Custodial Account.....................................     43
         Section 4.06          Establishment of and Deposits to Escrow Account..................................     44
         Section 4.07          Permitted Withdrawals From Escrow Account........................................     45
         Section 4.08          Payment of Taxes, Insurance and Other Charges....................................     46
         Section 4.09          Protection of Accounts...........................................................     46
         Section 4.10          Maintenance of Hazard Insurance..................................................     47
         Section 4.11          Maintenance of Mortgage Impairment Insurance.....................................     48
         Section 4.12          Maintenance of Fidelity Bond and Errors and Omissions Insurance..................     49
         Section 4.13          Inspections......................................................................     49
         Section 4.14          Restoration of Mortgaged Property................................................     49
         Section 4.15          Maintenance of PMI and LPMI Policy; Claims.......................................     50
         Section 4.16          Title, Management and Disposition of REO Property................................     51
         Section 4.17          Real Estate Owned Reports........................................................     53
         Section 4.18          Liquidation Reports..............................................................     54
         Section 4.19          Reports of Foreclosures and Abandonments of Mortgaged Property...................     54
         Section 4.20          Notification of Adjustments......................................................     54
ARTICLE V PAYMENTS TO PURCHASER.................................................................................     54
         Section 5.01          Remittances......................................................................     54
         Section 5.02          Statements to Purchaser..........................................................     55
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
         Section 5.03          Monthly Advances by Company......................................................     55
ARTICLE VI GENERAL SERVICING PROCEDURES.........................................................................     56
         Section 6.01          Transfers of Mortgaged Property..................................................     56
         Section 6.02          Satisfaction of Mortgages and Release of Mortgage Files..........................     57
         Section 6.03          Servicing Compensation...........................................................     57
         Section 6.04          Annual Statement as to Compliance................................................     57
         Section 6.05          Annual Independent Public Accountants' Servicing Report..........................     58
         Section 6.06          Access to Certain Documentation..................................................     58
         Section 6.07          Reports and Returns to be Filed by the Company...................................     58
         Section 6.08          Compliance with REMIC Provisions.................................................     58

         If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the
                  Company (i) shall manage, conserve, protect and operate each
                  REO Property in a manner which does not cause such REO
                  Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted
                  assets" within the meaning of Section 860F(a)(2)(B) of the
                  Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code; and (ii) shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the
                  REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of the REMIC as a REMIC or (B)
                  result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on
                  "contributions" to a REMIC set forth in Section 860G(d) of the
                  Code) unless the Company has received an Opinion of Counsel
                  (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such
                  REMIC status or result in the imposition of any such
                  tax...........................................................................................     58
         Section 6.09          Right to Examine Company Records.................................................     59
ARTICLE VII AGENCY TRANSFER; PASS-THROUGH TRANSFER..............................................................     59
         Section 7.01          Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency
                               Transfer, Whole-Loan Transfer or a Pass-Through Transfer on One or More
                               Reconstitution Dates.............................................................     59
ARTICLE VIII COMPANY TO COOPERATE...............................................................................     63
         Section 8.01          Provision of Information.........................................................     63
         Section 8.02          Financial Statements; Servicing Facility.........................................     63
ARTICLE IX THE COMPANY..........................................................................................     64
         Section 9.01          Indemnification; Third Party Claims..............................................     64
         Section 9.02          Merger or Consolidation of the Company...........................................     65
         Section 9.03          Limitation on Liability of Company and Others....................................     65
         Section 9.04          Limitation on Resignation and Assignment by Company..............................     65

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
ARTICLE X DEFAULT...............................................................................................     66
         Section 10.01         Events of Default................................................................     66
         Section 10.02         Waiver of Defaults...............................................................     68
ARTICLE XI TERMINATION..........................................................................................     68
         Section 11.01         Termination......................................................................     68
         Section 11.02         Termination Without Cause........................................................     68
ARTICLE XII MISCELLANEOUS PROVISIONS............................................................................     69
         Section 12.01         Successor to Company.............................................................     69
         Section 12.02         Financial Statements.............................................................     70
         Section 12.03         Mandatory Delivery: Grant of Security Interest...................................     70
         Section 12.04         Amendment........................................................................     71
         Section 12.05         Governing Law....................................................................     71
         Section 12.06         Duration of Agreement............................................................     71
         Section 12.07         Notices..........................................................................     71
         Section 12.08         Severability of Provisions.......................................................     72
         Section 12.09         Relationship of Parties..........................................................     72
         Section 12.10         Execution; Successors and Assigns................................................     72
         Section 12.11         Recordation of Assignments of Mortgage...........................................     72
         Section 12.12         Assignment by Purchaser..........................................................     73
         Section 12.13         No Personal Solicitation.........................................................     73
         Section 12.14         Intention of the Parties.........................................................     74
         Section 12.15         Acknowledgement of Anti-Predatory Lending Policies...............................     74
         Section 12.16         Waivers..........................................................................     74
         Section 12.17         Exhibits.........................................................................     74
         Section 12.18         General Interpretive Principles..................................................     74
         Section 12.19         Reproduction of Documents........................................................     75
         Section 12.20         Further Agreements...............................................................     75
         AMENDMENT NUMBER ONE MASTER SELLER'S WARRANTIES AND SERVICING AGREEMENT dated as of May 1, 2004 by and
                                between NATIONAL CITY MORTGAGE CO. and MERRILL LYNCH BANK, USA..................      2
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                                    EXHIBITS

EXHIBIT A          MORTGAGE LOAN SCHEDULE
EXHIBIT B          CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C          MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1        FORM OF CUSTODIAL ACCOUNT
                   CERTIFICATION
EXHIBIT D-2        FORM OF CUSTODIAL ACCOUNT
                   LETTER AGREEMENT
EXHIBIT E-1        FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2        FORM OF ESCROW ACCOUNT
                   LETTER AGREEMENT
EXHIBIT F          FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G          RESERVED
EXHIBIT H          UNDERWRITING GUIDELINES
EXHIBIT I          COMPANY'S OFFICER'S CERTIFICATE
EXHIBIT J          FORM OF OPINION OF COUNSEL TO THE COMPANY
EXHIBIT K          SECURITY RELEASE CERTIFICATION
EXHIBIT L          ASSIGNMENT AND CONVEYANCE

      This is a Master Seller's Warranties and Servicing Agreement for conventional fixed rate and adjustable rate residential first lien mortgage loans, dated and effective as of May 1, 2004 and is executed between Merrill Lynch Bank, USA as purchaser (the "Purchaser"), and National City Mortgage Co., as seller and servicer (the "Company").

                                   WITNESSETH:

      WHEREAS, the Purchaser may agree to purchase from the Company from time to time and the Company desires to sell to the Purchaser from time to time certain Mortgage Loans;

      WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

      WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in accordance with applicable law and the terms of the related Mortgage and Mortgage Note.

      Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

      Adjustment Date: With respect to any Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the Mortgagee Note.

      Agency Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer thereunder".

      Agreement: This Master Seller's Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

      ALTA: The American Land Title Association or any successor thereto.

      Ancillary Income: All fees derived from the Mortgage Loans, other than Servicing Fees and prepayment fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

      Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

      Approved Flood Policy Insurer: An insurer that meets the guidelines of the Federal Insurance Administration.

      Approved Tax Service Contract Provider: Any of the following providers:
First American, TransAmerica, Lereta or Fidelity

      Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

      Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

      BIF: The Bank Insurance Fund, or any successor thereto.

      BPO: A broker's price opinion with respect to a Mortgaged Property.

      Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of Ohio are authorized or obligated by law or executive order to be closed.

      Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

      Closing Date: The date or dates set forth on the related Trade Confirmation on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

      Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

      Combined LTV or CLTV: With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan and any other mortgage loan which is secured by a lien on the related Mortgage Property as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

      Company: National City Mortgage Co., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

      Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

      Convertible Mortgage Loan:Any Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

      Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

      Custodial Agreement: That certain Custodial Agreement, dated as of January 1, 2002, by and between the Purchaser and Wells Fargo Bank Minnesota, National Association.

      Custodian: The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

      Cut-off Date: The date set forth on the related Trade Confirmation.

      Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

      Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

      Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

      Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

      Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

            (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

            (ii) federal funds, demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated "P-1" by Moody's Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least "Aa" by Moody's Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

      Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

      Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

      Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

      Event of Default: Any one of the conditions or circumstances enumerated in
Section 10.01.

      Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage Association), or any successor thereto.

      Fannie Mae Guides: The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to
Section 4.12.

      First Remittance Date: June 18, 2004.

      Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

      Freddie Mac: Freddie Mac (formerly known as The Federal Home Loan Mortgage Corporation), or any successor thereto.

      Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

      HUD: The United States Department of Housing and Urban Development or any successor thereto.

      Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

      Initial Rate Cap: With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

      Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

      Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan during the term thereof, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease during the term thereof from the Mortgage Interest Rate in effect on the date of origination of such Adjustable Rate Mortgage Loan.

      Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

      LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or by the Purchaser), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

      LPMI Loan: A Mortgage Loan with a LPMI Policy.

      LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor (or by the Purchaser) in an amount as is set forth in the related Trade Confirmation and the related Mortgage Loan Schedule.

      Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be increased on any Adjustment Date.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

      MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

      Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be decreased on any Adjustment Date.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Monthly Advance: The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

      Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

      Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

      Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

      Mortgage Loan: Each first lien, residential loan, which is the subject of this Agreement, originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

      Mortgage Loan Documents: The documents listed in Exhibit C hereto.

      Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

      Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

      Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed to the related Assignment and Conveyance and annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's and Co-Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state, county, and the zip code; (4) the lot, block, and section numbers of the Mortgaged Property; (5) a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel; (6) the broker identification number; (7) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project; (8) the year in which the Mortgaged Property was built; (9) the number of units for all Mortgaged Properties; (10) the number of bedrooms and rents by unit; (11) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (12) a code indicating the lien status of the Mortgage Loan; (13) the Loan-to-Value Ratio at origination;
(14) the Combined LTV at origination, if applicable; (15) the Appraised Value and purchase price, if applicable, of the Mortgaged Property; (16) the Mortgage Interest Rate at the time of origination; (17) the Mortgage Interest Rate as of the related Cut-off Date; (18) the application date of the Mortgage Loan; (19) the Mortgage Loan approval/commitment date; (20) the origination date of the Mortgage Loan; (21) the first payment date of the Mortgage Loan; (22) the stated maturity date of the Mortgage Loan; (23) the amount of the Monthly Payment as of the related Cut-off Date; (24) the amount of the Monthly Payment at the time of origination; (25) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date, such Due Date; (26) the next actual Due Date of the Mortgage Loan; (27) a twelve month history for the Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (28) a code indicating the payment status of the Mortgage Loan (i.e. bankruptcy, foreclosure, REO); (29) a twelve month history for the prior Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (30) the original principal amount of the Mortgage Loan; (31) the original principal amount of any senior Mortgage Loans; (32) the actual principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal actually collected on or before the related Cut-off Date;
(33) the scheduled principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date; after deduction of payments of principal due on or before the related Cut-off Date, whether or not collected, if applicable; (34) the Mortgage Loan purpose type (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (35) the product type (i.e., 2/28, 15 years, 30 year fixed, 15/30 balloon); (36) the occupancy status of the Mortgaged Property at the time of origination; (37) the Mortgagor's and Co-Mortgagor's FICO score; (38) a code indicating the mortgage insurance provider (PMI or LPMI) and percent of coverage, if applicable; (39) the mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (LPMI), if applicable; (40) the loan documentation type (i.e., full, alternative, reduced); (41) the back-end debt to income ratio;
(42) number of Mortgagors; (43) Mortgagor Social Security Number; (44) co-Mortgagor Social Security Number; (45) Mortgagor date of birth; (46) co-Mortgagor date of birth; (47) Mortgagor gender; (48) co-Mortgagor gender;
(49) Mortgagor race; (50) co-Mortgagor race; (51) combined annual income; (52) a code indicating first time buyer; (53) the monthly Servicing Fee, if provided;
(54) the tax service contract provider; (55) the flood insurance certification contract provider; (56) the monthly tax and insurance payment; (57) the escrow balance as of the Cut-Off Date; (58) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge; (59) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (60) the first Adjustment Date and the Adjustment Date frequency; (61) the Gross Margin;
(62) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;
(63) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;
(64) the Initial Rate Cap and Periodic Rate Cap; (65) the first Adjustment Date immediately following origination and the related Cut-off Date; (66) the Index;
(67) a code indicating the type of Adjustable Rate Mortgage Loan (i.e. 3/1, 5/1/7/1, etc); (68) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN; (69) the Lifetime Rate Cap; and
(70) a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan;. With respect to the Mortgage Loans in each Mortgage Loan Package in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

      Mortgaged Property: The real property, improved by a residential dwelling, securing repayment of the debt evidenced by a Mortgage Note.

      Mortgagor: The obligor on a Mortgage Note.

      Net Mortgage Interest Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

      Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

      Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction.

      Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest
Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date, which may be a different amount with respect to the first Adjustment Date.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

      PMI: PMI Mortgage Insurance Co., or any successor thereto.

      PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

      Premium: The premium payable by the Company to the Purchaser with respect to any Mortgage Loans that prepay-in-full as stated in the related Trade Confirmation.

      Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

      Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

      Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in the "Money Rates" section of The Wall Street Journal.

      Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment Period: The month preceding the month in which the related Remittance Date occurs.

      Purchase Price: The price paid on the related Closing Date, by the Purchaser to the Company pursuant to the related Trade Confirmation in exchange for the Mortgage Loans purchased on such Closing Date as provided in Section
2.01 and 2.02.

      Purchase Price Percentage: The percentage of par used to calculate the purchase price for the Mortgage Loans as set forth in the related Trade Confirmation.

      Purchaser: Merrill Lynch Bank, USA or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

      Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor's Ratings Group.

      Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

      Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 1% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a Net Mortgage Interest Rate not less than and not more than 1% greater than the Net Mortgage Interest Rate of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (vi) have the same Due Date as the Due Date on the Deleted Mortgage Loan; (vii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date; (viii) be covered under a PMI Policy if such Qualified Substitute Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and the Deleted Mortgage Loan was covered under a PMI Policy; and (ix) be the same type of mortgage loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage
Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (v) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. In addition, the substitution of more than one Mortgage Loan pursuant to the previous sentence shall be subject to the Purchaser's approval in its sole discretion.

      Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

      Rating Agency: Any of Fitch, Moody's Investors Service, Inc. or Standard & Poor's Ratings Group or their respective successors designated by the Purchaser.

      Reconstitution Agreements: The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans, in connection with a Pass-Through Transfer, Whole-Loan Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer.

      Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, Whole Loan Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

      Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

      Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

      REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "[Company], in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans".

      REO Disposition: The final sale by the Company of any REO Property.

      REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

      REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

      Repurchase Price: With respect to any Mortgage Loan, (1) a price equal to
(A) during the first twelve months following the related Closing Date (i) the Purchase Price Percentage used to calculate the Purchase Price, as stated in the related Trade Confirmation, times the Stated Principal Balance of the Mortgage Loan so repurchased plus (ii) accrued interest thereon to the last day of the month such repurchase occurs, and (B) thereafter (i) the Stated Principal Balance of the Mortgage Loan so repurchased plus (ii) accrued interest thereon to the last day of the month in which such repurchase occurs, or (2) such other amount set forth in the related Trade Confirmation.

      SAIF: The Savings Association Insurance Fund, or any successor thereto.

      Securities Act of 1933 or the 1933 Act: The Securities Act of 1933, as amended.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

      Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly in arrears, and for any partial month, pro rated on a per diem basis, and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

      Servicing Fee Rate: The per annum rate set forth on the Mortgage Loan Schedule and the related Trade Confirmation at which the Servicing Fee accrues.

      Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C the originals of which are delivered to the Custodian pursuant to Section 2.01.

      Servicing Officer: Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

      Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

      Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

      Subservicing Agreement: An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

      Termination Fee: The termination fee payable by the Purchaser to the Company as provided in Section 11.02 hereof.

      Trade Confirmation: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Company (including any exhibits, schedules and attachments thereto) setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Trade Confirmation may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

      Underwriting Guidelines: The underwriting guidelines of the Company with respect to [jumbo prime] mortgage loans, attached hereto as Exhibit H.

      Whole Loan Transfer: The sale or transfer of some or all of the Mortgage Loans to third parties pursuant to a Reconstitution Agreement, other than a Pass-Through Transfer or an Agency Transfer.

                                   ARTICLE II

           CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                    BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

      Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

      On each Closing Date, the Company, simultaneously with the payment of the Purchase Price shall execute and deliver to the Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit L. Pursuant to Section 2.04, on or prior to the related Closing Date the Company shall have delivered the Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

      The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03 or 6.02.

      In addition, in connection with the assignment of any MERS Mortgage Loans, the Company agrees that it will cause, at its own expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement prior to the related servicing transfer date) in such computer files the information required by the MERS System to identify the Purchaser of such Mortgage Loans.

      Section 2.02 Purchase Price.

      On the related Closing Date, the Purchaser shall pay to the Company for the Mortgage Loans in the related Mortgage Loan Package the sum of (i) the Stated Principal Balance of such Mortgage Loans multiplied by the Purchase Price Percentage, plus (ii) an amount equal to accrued and unpaid interest on the Mortgage Loans at the Net Mortgage Interest Rate, from and including the related Cut-Off Date through and including the day before the related Closing Date. If so provided in the related Trade Confirmation, portions of the Mortgage Loans shall be priced separately.

      If any miscalculation is reflected in the purchase price for the Mortgage Loans, the party benefiting from such error shall pay an amount sufficient to correct the error. The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company after the related Cut-off Date shall belong to the Company), and (3) all payments of interest on the Mortgage Loans minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date. The unpaid principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for the remittance by the Company to the Purchaser on the First Remittance Date. All payments of principal and interest due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

      Section 2.03 Books and Records; Transfers of Mortgage Loans.

      From and after each sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in the related Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

      It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Company and not a pledge of the Mortgage Loans by the Company to the Purchaser to secure a debt or other obligation of the Company. Consequently, the sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company's balance sheet and other financial statements as well as its business records and tax returns as a sale of assets by the Company. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Company and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the Custodial Account and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, the Company shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Trade Confirmation and this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

      The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

      The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

      The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement executed by the transferee shall have been delivered to the Company. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

      Section 2.04 Delivery of Documents

      On or before the date which is five Business Days prior to the related Closing Date, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package.

      On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial trust receipt of the Custodian in the form annexed to the Custodial Agreement (other than those Mortgage Loan Documents listed on a document exception report attached thereto). The Company and the Purchaser shall pay the fees and expenses of the Custodian as incurred by such party. The Company's expenses shall include, but not be limited to, the Custodian's preparation of trust receipts and certifications.

      The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

      Section 2.05 Closing Documents.

      (a) On or before the initial Closing Date, the Company shall submit to the Purchaser fully executed originals of the following documents:

            (i) this Agreement, in four counterparts;

            (ii) an Officer's Certificate, in the form of Exhibit I hereto, including all attachments thereto;

            (iii) an Opinion of Counsel to the Company, in the form of Exhibit J hereto;

            (iv) a Custodial Account Letter Agreement in the form of Exhibit D-2 hereto;

            (v) an Escrow Account Letter Agreement in the form of Exhibit E-2 hereto; and

            (vi) the Company's Underwriting Guidelines for each of its origination programs.

      (b) The Closing Documents for the Loans to be purchased on each Closing Date (including the initial Closing Date) shall consist of fully executed originals of the following documents:

            (i) the related Trade Confirmation;

            (ii) if requested by the Purchaser, an Officer's Certificate, in the form of Exhibit I hereto, including all attachments thereto;

            (iii) if requested by the Purchaser, an Opinion of Counsel to the Company, in the form of Exhibit J hereto;

            (iv) if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of any Person, a Security Release Certification, in the form of Exhibit K hereto, executed by such Person;

            (v) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Company by merger or acquired or originated by the Company while conducting business under a name other than its present name, if applicable; and

            (vi) an Assignment and Conveyance, in the form of Exhibit L hereto.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES AND BREACH

      Section 3.01 Company Representations and Warranties.

      The Company represents and warrants to the Purchaser that as of each Closing Date or as of such date specifically provided herein:

      (a) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is an operating subsidiary of National City Bank of Indiana. As a national bank operating subsidiary, it is regulated by the Office of the Comptroller of the Currency and is subject to applicable laws and regulations. Company is duly authorized to originate Mortgage Loans and to carry on its business as now being conducted as an operating subsidiary of a national bank. The Company has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Company, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms, subject to: (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or ether laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the

Purchase Agreement and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought;;

      (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

      (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company's charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

      (d) Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to either Fannie Mae, Freddie Mac or HUD;

      (e) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

      (f) Ability to Perform. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company's creditors;

      (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of the Company's knowledge threatened against the

Company which, either in any one instance or in the aggregate (i) may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or (ii) would prohibit the Company from entering into this Agreement or seek to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) would otherwise draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or
(D) would be likely to prohibit or impair materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement;

      (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

      (i) Selection Process. The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family or one- to two-family adjustable rate mortgage loans in the Company's portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection (i) was not made in a manner so as to affect adversely the interests of the Purchaser and (ii) did not identify the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans in the Company's portfolio as of the Cut-off Date;

      (j) Pool Characteristics. With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on the related Mortgage Loan Schedule attached to the related Assignment and Conveyance are true and complete;

      (k) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

      (l) Sale Treatment. The disposition of the Mortgage Loans shall be treated as a sale on the books and records of the Company. The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes. The Company shall maintain a complete set of books and records for each Mortgage Loan, which shall be clearly marked to reflect the ownership of such Mortgage Loan;

      (m) Financial Statements. The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

      (n) No Brokers' Fees. The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

      (o) Origination. The Company's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company's Underwriting Guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

      (p) Fair Consideration. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

      (q) The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

      (r) Reasonable Servicing Fee. The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

      Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

      As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

      (a) Mortgage Loans as Described. The Mortgage Loan is in compliance with all requirements set forth in the related Trade Confirmation. The characteristics of the related Mortgage Loan Package as set forth in the related Trade Confirmation are complete, true and correct. The information set forth in the related Mortgage Loan Schedule and the tape delivered to the Purchaser is complete, true and correct;

      (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under such Mortgage Loan been 30 or more days delinquent at any time since origination. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

      (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, ground rents, leasehold payments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

      (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

      (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

      (f) Hazard Insurance. All buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to Freddie Mac and Fannie Mae against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section
4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor, any Subservicer or any prior originator or subservicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

      (g) Compliance with Applicable Law. Any and all requirements of any federal, state or local law (subject to any applicable preemption of such laws by applicable federal law) including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws or all predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Company shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days' request, evidence of compliance with such requirements;

      (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

      (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company's Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

      (j) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

      (1) the lien of current real property taxes and assessments not yet due and payable;

      (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

      (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

      (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No error, negligence, fraud or similar occurrence was committed by any person, including without limitation, the Mortgagor, any appraiser, any builder or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

      (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

      (m) Ownership. The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement. In the event that the Company retains record title, the Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

      (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) (a) organized under the laws of such state, (b) qualified to do business in such state, (c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

      (o) LTV, PMI Policy. At origination, no Mortgage Loan had a LTV greater than 95% and no Mortgage Loan had a CLTV greater than 100% (or such other percentages as stated in the related Trade Confirmation). The original LTV of the Mortgage Loan either was not more than 80% (or such other percentage as stated in the related Trade Confirmation), or (i) the excess over 75% is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to (A) 80% (or such other percentage as stated in the related Trade Confirmation) or (B) that amount for which Fannie Mae no longer requires such insurance to be maintained, or (ii) is subject to an LPMI Policy, which will stay in effect for the life of the Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

      (p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

      (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

      (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

      (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

      (t) Origination: Payment Terms. Such Mortgage Loan was originated by the Company, a credit union, a savings and loan association, a savings bank, a commercial bank, a mortgage banking company or a similar banking institution which is supervised and examined by a federal or state credit union or banking authority, or is a mortgagee approved by HUD.

      Principal payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate calculated and payable in arrears. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which (i) in the case of a Fixed Rate Mortgage Loan are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (ii) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (iii) in the case of a Balloon Loan, are based on a fifteen (15) or thirty
(30) year amortization schedule, as set forth in the related Mortgage Note, and a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

      (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding during the term of the applicable Mortgage Loan and the Mortgagor has not filed for protection under applicable bankruptcy laws. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

      (v) No "Buydowns". No Mortgage Loan contains provisions pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a "buy-down" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

      (w) Compliance with Disclosure Requirements. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

      (x) No Construction or Rehabilitation Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

      (y) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Company's Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Loan is in conformity with the standards of Freddie Mac or Fannie Mae under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of

Fannie Mae and Freddie Mac) and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

      (z) Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Except as otherwise stated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

      (aa) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

      (bb) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

      (cc) Acceptable Investment. The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

      (dd) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

      (ee) Condominiums/Planned Unit Developments. If the dwelling on the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae and Freddie Mac eligibility requirements.

      (ff) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

      (gg) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

      (hh) Consolidation of Future Advances. Any principal advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

      (ii) Downpayment. The source of the down payment with respect to each Mortgage Loan has been fully verified by the Company;

      (jj) Mortgaged Property Undamaged. There is no proceeding pending or, to the best of the Company's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

      (kk) Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. The Mortgage Loan has been serviced by the Company and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Company for any work on a Mortgaged Property which has not been completed;

      (ll) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company (i) who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof and who met the minimum qualifications of Fannie Mae and Freddie Mac, and (ii) whose compensation is not affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

      (mm) Servicemembers Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

      (nn) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Company's knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

      (oo) Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

      (pp) Regarding the Mortgagor. The Mortgagor is one or more natural persons. No Mortgagor is the obligor on more than two Mortgage Notes;

      (qq) Compliance with Texas Law Requirements. Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance Loan") has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. The Company does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

      (rr) Interest Rate Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

      (ss) Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation
Section 1.860G-2(a)(1);

      (tt) Predatory Lending Regulations; High Cost Loans. No Mortgage Loan is
(a) subject to, covered by or in violation of the provisions of the Homeownership and Equity

Protection Act of 1994, as amended, (b) a "high cost", "covered", "abusive", "predatory", "home loan", "Oklahoma Section 10" or "high risk" mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002 (the "NJ Act"), the New Mexico Home Loan Protection Act (N.M. Stat. Ann. Sections 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat. Section 58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;;

      (uu) Simple Interest Mortgage Loans. No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

      (vv) Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies;

      (ww) Tax Service Contract. The Company has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan with an Approved Tax Servicer Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser;

      (xx) Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer acceptable to Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

      (yy) FICO Scores. Each Mortgage Loan has a non-zero FICO score and a minimum FICO score of 620;

      (zz) Debt-to-Income Ratio. Each Mortgagor has a debt-to-income ratio of less than or equal to 54%;

      (aaa) Prepayment Penalty. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company, and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (a) the maximum amount permitted under applicable law and (b) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

      (bbb) Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded;

      (ccc) Leaseholds. (c) No mortgaged property is secured by a leasehold, cooperative or manufactured housing. No Mortgage Loans are agricultural loans.

      (ddd) Payment in Full. No Mortgage Loan will be paid in full on or prior to the related Closing Date;

      (eee) MERS Assignments. With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

      (fff) MERS Notice of Liens. With respect to each MERS Mortgage Loan, the Company has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

      (ggg) Fair Credit Reporting Act. The Company and any predecessor servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and the Company will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser, as agent is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage subject to Purchaser's and the subsequent or prospective purchaser's adherence to applicable federal and state credit reporting and privacy laws and regulations, including, but not limited to the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act. . The Company shall hold the Purchaser harmless from any and all direct damages, losses, costs and expenses (including attorney's fees actually incurred) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages unless such damage, loss, cost and expense arises out of Purchaser's (or subsequent or prospective purchaser's) non-compliance with applicable federal or state credit reporting and privacy laws and regulations;

      (hhh) Extension of Credit. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor's ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA's Selling Guide;

      (iii) Prepayment Charge. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor's default in making the Monthly Payments;

      (jjj) Patriot Act. The Company is in compliance with all applicable anti-money laundering laws and regulations, including the relevant provisions of the Bank Secrecy Act as amended by the USA Patriot Act of 2001 and its implementing regulations, and related government rules and regulations (collectively, the "Patriot Act); the Company has established an anti-money laundering compliance program and with respect to the Patriot Act has (i) developed internal policies, procedures and controls reasonably designed to prevent it from being used for money laundering or the financing of terrorist activities, (ii) designated a compliance officer, (iii) implemented an ongoing employee training program and (iv) developed an independent audit function to test the compliance program;

      (kkk) Higher Cost Loans. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Company which is a higher cost product designed for less creditworthy borrowers, unless at the time of the related Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Company or any affiliate of the Company. If, at the time of the related loan application, the Mortgagor may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Company, the Company referred the Mortgagor's application to such affiliate for underwriting consideration;

      (lll) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

      (mmm) Finance Charges. All points, fees and charges, including finance charges (whether or not financed, assessed, collected or to be collected), in connection with the origination and servicing of each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA's anti-predatory lending requirements as set forth in the FNMA Selling Guide; and

      (nnn) Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. Section 3.03 Remedies for Breach of Representations and Warranties.

      It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Company's knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

      Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Company of any breach of the representations or warranties set forth in clauses (tt),
(uu), (aaa), and (ggg) of Section 3.02, the Company shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser's option be repurchased by the Company at the Repurchase Price; provided, that if such Breach may be cured by the repurchase of one or more individual Mortgage Loans, the Company may repurchase only those Mortgage Loans necessary to cure the Breach. However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser's option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section
3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

      If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations or (ii) cause MERS to designate on the MERS System the Company as the beneficial holder of such Mortgage Loan.

      At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by
Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the

Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

      For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of such shortfall multiplied by the percentage of par set forth in the definition of "Repurchase Price" shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to such amount.

      In addition to such cure, repurchase and substitution obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company's representations and warranties contained in this Section
3. It is understood and agreed that the obligations of the Company set forth in this Subsection 3.03 to cure or repurchase a defective Loan and to indemnify the Purchaser as provided in this Subsection 3.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

      Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

      Section 3.04 Repurchase of Certain Mortgage Loans; Premium Recapture.

      In the event that any Mortgage Loan prepays-in-full on or before the related Closing Date or within 60 days after the related Closing Date, the Company shall remit to the Purchaser the greater of (a) the Premium with respect to such prepaid Mortgage Loan or (b) the amount of any Prepayment Charges paid with respect to such Mortgage Loan. With respect to any Mortgage Loan, if the related Mortgagor fails to make the first or second scheduled Monthly Payment due to the Purchaser on such Mortgage Loan within the calendar month such payment is due, the Company shall repurchase such Mortgage Loan at the related Purchase Price; provided that no right to cure set forth therein shall apply.

      Section 3.05 Review of Mortgage Loans.

      From the related Closing Date until the date 30 days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO reviews to be communicated to the Company for a period up to 30 days after the related Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser's sole determination
(i) fails to conform to Underwriting Guidelines, (ii) is underwritten without verification of the Mortgagor's income and assets and there is no credit report or FICO Score, (iii) the Purchaser deems the Mortgage Loan to not be an acceptable credit risk, or (iv) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination. In the event that the Purchaser so rejects any Mortgage Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in
Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan. Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by the Purchaser in order to complete its review, including all CRA/HMDA required data fields. To the extent that during the course of the Purchaser's initial review, the Purchaser discovers that the Mortgage Loans do not otherwise meet the Company's Underwriting Guidelines or the terms of the related Trade Confirmation, the Purchaser shall have the right to carry out additional due diligence reviews, which additional due diligence shall be at the expense of the Company. The Purchaser's decision to increase its due diligence review or obtain additional BPO's or other property evaluations is at its sole discretion. The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity. Any review performed by the Purchaser prior to the Closing Date does not limit the Purchaser's rights or the Company's obligations under this section.

                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 4.01 Company to Act as Servicer.

      The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

      Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the

Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

      In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans (similar in quality to the Mortgage Loans) for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

      Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Company may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note, unless required to do so pursuant to any law or regulation in effect at the time of the prepayment. The Company shall collect any Prepayment Charge required to be paid by the Mortgagor under the terms of any Mortgage Note for the account of the Purchaser. The Company shall remit the amount of such Prepayment Charge to the Purchaser on the Remittance Date immediately following the date of collection of such Prepayment Charge. If the Company waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Company, the Company shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.

      The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved servicer or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

      At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

      Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

      Section 4.02 Liquidation of Mortgage Loans.

      In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to
Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03.

      The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in excess of $2,000 in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority). The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings.

      Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or upon the request of the Purchaser, the Company shall arrange for the preparation of an environmental inspection report with respect to such Mortgaged Property by a qualified inspector who regularly conducts environmental audits using customary industry standards. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

      Section 4.03 Collection of Mortgage Loan Payments.

      Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related PMI Policy or LPMI Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its account. Further, the Company shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Section 4.04 Establishment of and Deposits to Custodial Account.

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled "National City Mortgage Co., as Servicer, in trust for the Purchaser of Conventional Residential Conventional Residential Fixed Rate and Adjustable Rate Mortgage Loans". The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

      The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or with respect to each LPMI Loan, the amount of the LPMI Fee):

      (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

      (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate, including all Prepayment Charges;

      (iii) all Liquidation Proceeds;

      (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and
   Section 4.15;

      (v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

      (vi) any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

      (vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 or 3.04 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

      (viii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, to be paid by the Company out of its own funds without reimbursement therefor, if any, for the month of distribution. Such deposit shall be made from the Company's own funds, without reimbursement therefore;

      (ix) any amounts required to be deposited by the Company pursuant to
   Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

      (x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

      The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income, including late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section
4.05. Prior to changing the location of the Custodial Account, the Company shall give notice to the Purchaser of such change, which notice shall set forth the new location of the Custodial Account when established.

      Section 4.05 Permitted Withdrawals From Custodial Account.

      The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

      (i) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

      (ii) to reimburse itself for Monthly Advances of the Company's funds made pursuant to Section 5.03, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or 6.02, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

      (iii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company's right to reimburse itself pursuant to this subclause

   (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company's right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.04 or 6.02, in which case the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

      (iv) to pay itself interest on funds deposited in the Custodial Account;

      (v) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

      (vi) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

      (vii) to clear and terminate the Custodial Account upon the termination of this Agreement; and (viii) to withdraw funds deposited in error.

      In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

      The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to paragraphs (ii) through (viii) above. Section
4.06 Establishment of and Deposits to Escrow Account.

      The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, "National City Mortgage Co., as Servicer, in trust for the Purchaser of Conventional Residential Fixed Rate and Adjustable Rate Mortgage Loans and various Mortgagors". The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

      The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

      (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

      (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

      The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section
4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

      Section 4.07 Permitted Withdrawals From Escrow Account.

      Withdrawals from the Escrow Account or Accounts may be made by the Company only:

      (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

      (ii) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

      (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

      (iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

      (v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

      (vi) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

      (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

      (viii) to withdraw funds deposited in error. Section 4.08 Payment of Taxes, Insurance and Other Charges.

      With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

      Section 4.09 Protection of Accounts.

      The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

      The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

      Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

      Section 4.10 Maintenance of Hazard Insurance.

      The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

      If the related Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage not less than the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

      If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

      The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

      In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the

Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

      All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

      The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

      Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

      Section 4.11 Maintenance of Mortgage Impairment Insurance.

      In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section
4.10. Any such policy shall be issued by an issuer that has a Best rating of A:VI or better. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

      Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions
                   Insurance.

      The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy that meets the requirements of Fannie Mae or Freddie Mac, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

      Section 4.13 Inspections.

      The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

      Section 4.14 Restoration of Mortgaged Property.

      The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

      (i) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

      (ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

      (iii) the Company shall verify that the Mortgage Loan is not in default;
   and

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

      (iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

      If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

      Section 4.15 Maintenance of PMI and LPMI Policy; Claims.

      (a) With respect to each Mortgage Loan with a LTV in excess of 80% (or such other percentage as stated in the related Trade Confirmation), the Company shall:

      (i) with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to (A) 80% (or such other amount as stated in the related Trade Confirmation) or (B) that amount for which Fannie Mae no longer requires such insurance to be maintained. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company will not cancel or refuse to renew any PMI Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy or LPMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

      (ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to (a) 80% (or such other amount as stated in the related Trade Confirmation) or (b) that amount for which Fannie Mae no longer requires such insurance to be maintained. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy. Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 4.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company will not cancel or refuse to renew any LPMI Policy in effect on the related Closing Date that is required to be kept in force under this Agreement unless a replacement PMI Policy or LPMI Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer. The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

      (b) In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

      (c) Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place. In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

      Section 4.16 Title, Management and Disposition of REO Property.

      In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, or in the event the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser's designee shall acknowledge in writing that such title is being held as nominee for the Purchaser's designee.

      The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

      The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Company shall make or cause to be made a written report of each such Inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser. The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

      With respect to each REO Property, the Company shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non interest bearing demand account. Each REO Account shall be established with the Company, any subsidiary, affiliate or parent of the Company each of which must be a Qualified Depository, or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit D-2 hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.

      The Company shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and Section 4.16 hereof and the fees of any managing agent acting on behalf of the Company. The Company shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Company shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

      The Company shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

      The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

      The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. If as of the date title to any REO Property was acquired by the Company there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Company, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Company as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 4.05.

      The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

      Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

      Section 4.17 Real Estate Owned Reports.

      Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

      Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Company pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property. Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

      Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code.

      Section 4.20 Notification of Adjustments

      On each Adjustment Date, the Company shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Company also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company's methods of implementing such interest rate adjustments. Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

                                    ARTICLE V

                              PAYMENTS TO PURCHASER

      Section 5.01 Remittances.

      On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

      With respect to any remittance received by the Purchaser after the Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

      Section 5.02 Statements to Purchaser.

      Not later than the 10th calendar day of each month (or if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day), the Company shall furnish to the Purchaser in electronic form monthly reports in the form of standard ALLTEL reports in Microsoft Excel format with respect to the Mortgage Loans and the period from but including the first day of the preceding calendar month through but excluding the first day of such month.

      In addition, the Company shall provide each Purchaser with such information as any Purchaser may reasonably request from time to time concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return and any and all other tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

      Section 5.03 Monthly Advances by Company.

      On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

                                   ARTICLE VI

                          GENERAL SERVICING PROCEDURES

      Section 6.01 Transfers of Mortgaged Property.

      The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

      If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. If any fee is collected by the Company for entering into an assumption or substitution of liability agreement, such fee will be retained by the Company as additional servicing compensation.

      In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

      To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loan. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

      Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser by a certification of a servicing officer of the Company (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser. In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

      If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

      Section 6.03 Servicing Compensation.

      As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

      Additional servicing compensation in the form of assumption fees and Ancillary Income shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

      Section 6.04 Annual Statement as to Compliance.

      The Company shall deliver to the Purchaser, upon the Purchaser's request, an Officer's Certificate of a Servicing Officer, stating that (i) a review of the activities of the

Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Company has complied fully with this Agreement, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

      Section 6.05 Annual Independent Public Accountants' Servicing Report.

      On or before March 31st of each year beginning March 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of this Agreement have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and
(ii) such other exceptions as shall be set forth in such statement.

      Section 6.06 Access to Certain Documentation.

      The Company shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Company required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Company. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Company by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Company.

      Section 6.07 Reports and Returns to be Filed by the Company.

      The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

      Section 6.08 Compliance with REMIC Provisions.

      If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company (i) shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code; and (ii) shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of the REMIC as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

      Section 6.09 Right to Examine Company Records.

      The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                   ARTICLE VII

                     AGENCY TRANSFER; PASS-THROUGH TRANSFER

      Section 7.01 Removal of Mortgage Loans from Inclusion Under this Agreement
                   Upon an Agency Transfer, Whole-Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

      The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time, but with respect to the Mortgage Loans in each Mortgage Loan Package the Purchaser shall:

      (1) Effect an Agency Transfer; and/or

      (2) Effect a Whole Loan Transfer; and/or (3) Effect a Pass-Through
Transfer.

in each case retaining the Company as the servicer [or sub-servicer] thereof, or as applicable the "seller/servicer". On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

      Unless otherwise agreed to between the Purchaser and the Company, the Purchaser shall give the Company 15 days notice of any Agency Transfer, Whole Loan Transfer or Pass-Through Transfer. The Company shall cooperate with the Purchaser in connection with any Agency Transfer, Whole Loan Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to this Section
7.01. In that connection, the Company agrees:

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

      (a) to execute any Reconstitution Agreement which is in form and substance reasonably satisfactory to the Company and its counsel within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company's counsel to review such Reconstitution Agreement, but such time shall not exceed five (5) Business Days after such receipt;

      (b) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

      (c) with respect to any Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, to make reasonable, accurate and appropriate representations and warranties regarding the Company and, if such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer occurs within 12 months of the related Closing Date or such later period as specified in the related Trade Confirmation, the representations and warranties regarding the Mortgage Loans as of the date of the Agency Transfer, Whole Loan Transfer or Pass-Through Transfer, modified to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and any events or circumstances existing subsequent to the related Closing Date(s);

      (d) to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Company, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Purchaser that is reasonably available to the Company, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

      (e) to deliver to the Purchaser or any affiliate of the Purchaser, at the Purchaser's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Company pursuant to clause (d) above as shall be reasonably requested by the Purchaser;

      (f) to deliver to the Purchaser or any affiliate of the Purchaser such legal documents and in-house Opinions of Counsel satisfactory to the Company as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with the Agency Transfer, Whole Loan Transfers or Pass-

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

            Through Transfers, as the case may be, such in-house Opinions of Counsel for an Agency Transfer or a Pass-Through Transfer to be in the form reasonably acceptable to the Purchaser and the Company, it being understood that the cost of any opinions of outside special counsel that may be required for an Agency Transfer, a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser;

      (g) to negotiate and execute one or more subservicing agreements between the Company and any master servicer which is a prudent master servicer in the secondary mortgage market, designated by the Purchaser in its sole discretion after consultation with the Company and/or one or more custodial and servicing agreements among the Purchaser, the Company and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Purchaser in its sole discretion after consultation with the Company, in either case for the purpose of pooling the Mortgage Loans with other Mortgage Loans for resale or securitization; and

      (h) in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement in form and substance reasonably satisfactory to the Company, which pooling and servicing agreement may, at the Purchaser's direction, contain contractual provisions including, but not limited to, a 24-day certificate payment delay (54-day total payment delay), servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Purchaser and one or more nationally recognized rating agencies for "AAA" rated mortgage pass-through transactions which are "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. At the option of the Purchaser, the facilities of the Depository Trust Company ("DTC") may be used in connection with any class of security issued pursuant to any pooling agreement, subject only to the consent of the DTC. If the Purchaser deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Company agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by the

            Purchaser and/or one or more servicing agreements among the Company (as servicer), the Purchaser and a trustee designated by the Purchaser, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph.

      (i) With respect to any Mortgage Loans sold in a Pass-Through Transfer where the Company is a servicer, the Company agrees that on or before March 10th of each year beginning March 10, 2004, the Company shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust created in the Pass-Through Transfer, and their officers, directors and affiliates, a certification in the form attached as Exhibit M hereto, executed by the senior officer in charge of servicing at the Company for use in connection with any Form 10-K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Company shall indemnify and hold harmless the depositor, the master servicer (if any), and the trustee, and their respective officers, directors and affiliates, from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Company's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Company in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Company, on the other, in connection with a breach of the Company's obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Company in connection therewith.

      In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to a Reconstitution Date the Company or its designee shall prepare an Assignment of Mortgage in blank from the Company, acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Company's receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all Reconstitution Agreements.

      All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 7.02 hereof, shall be subject to this Agreement and shall continue

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

to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

      Unless otherwise agreed to between the Company and the Purchaser, with respect to any Mortgage Loan Package, the Company will not be obligated to enter into any Reconstitution Agreement in connection with a Pass-Through Transfer or Agency Transfer in excess of any express restrictions set forth in the related Assignment and Conveyance and related Trade Confirmation. ARTICLE VIII

                              COMPANY TO COOPERATE

      Section 8.01 Provision of Information.

      During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. Any special reports or information delivered shall be at the Purchaser's expense.

      The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

      Section 8.02 Financial Statements; Servicing Facility.

      In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. Purchaser shall not make such statement available to any prospective Purchaser unless such prospective Purchaser has signed a confidentiality agreement with respect to the information provided with respect to Company unless already publicly available. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.

      The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company's servicing facilities or those of any

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

Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

                                   ARTICLE IX

                                   THE COMPANY

      Section 9.01 Indemnification; Third Party Claims.

      (a) Breaches of Representations and Warranties. The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to any assertion based on, grounded upon resulting from a Breach of any of the Company's representations and warranties contained herein. The Company shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim but failure to so notify the Purchaser shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim. In addition to the obligations of the Company set forth in this Section 9.01(a), the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The provisions of this Section 9.01(a) shall survive termination of this Agreement.

      It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 9.01(a) to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the representations and warranties set forth in
Section 3.01 and 3.02.

      (b) Servicing. The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to
Section 7.01, and/or (b) comply with applicable law, and/or (c) perform any other covenants set forth in this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim.

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

The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

      Section 9.02 Merger or Consolidation of the Company.

      The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that in the event that such successor servicer is not acceptable to the Purchaser in its sole discretion, the Purchaser shall have the right to terminate the successor servicer's rights under this servicing agreement without payment of any termination fee.

      Section 9.03 Limitation on Liability of Company and Others.

      Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action except when such expenses and costs are subject to the Company's indemnification under this Agreement.

      Section 9.04 Limitation on Resignation and Assignment by Company.

      The Company acknowledges that the Purchaser has entered into this Agreement with the Company, and that subsequent Purchasers will purchase the Mortgage Loans, in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer).

      The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company in which event the Company may resign as servicer. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Company. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

      Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party. ARTICLE X

                                     DEFAULT

      Section 10.01 Events of Default.

      Each of the following shall constitute an Event of Default on the part of the Company:

      (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

      (ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

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

      (iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgage Property is located; or (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

      (v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

      (vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

      (vii) the Company ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer; or (viii) the Company fails to maintain a minimum net worth of $25,000,000; or (ix) the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

      In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof without payment of any termination fee.

      Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

      If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 9.04) of the Company hereunder, either (i) the successor Company shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Company shall cooperate with the successor company either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor company or (y) in causing MERS to designate on the MERS System the successor company as the servicer of such Mortgage Loan.

      Section 10.02 Waiver of Defaults.

      By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE XI

                                   TERMINATION

      Section 11.01 Termination.

      This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

      Section 11.02 Termination Without Cause.

      The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, upon thirty days notice or as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05. The Purchaser and the Servicer shall comply with the termination procedures set forth in Section 12.01 hereof.

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

      In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to the product of (a) [1.5%] and (b) the Stated Principal Balance, as of the date of such termination, of each such Mortgage Loan.

      Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 91 days or more (a "Delinquent Mortgage Loan") or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property without payment of a termination fee therefor, upon 15 days' written notice to the Company.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      Section 12.01 Successor to Company.

      Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to
Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the reasonable compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, and 3.06, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, and 3.06 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

      Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company's actions or failure to act prior to any such termination or resignation.

      The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for amounts the Company actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Company pursuant to this Agreement but for the appointment of the successor servicer.

      Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

      Section 12.02 Financial Statements.

      The Company understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Company's financial statements for the most recently completed three fiscal years respecting which such statements are available. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by the Company (and are available upon request to members or stockholders of the Company or the public at large). The Company, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Company also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios.

      The Company also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Company for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Company, its loan origination or servicing practices or the financial statements of the Company.

      Section 12.03 Mandatory Delivery: Grant of Security Interest.

      The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Trade Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Company's failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Company hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Company of its obligation hereunder, and the Company agrees that it holds such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the related Trade Confirmation, and (ii) obligation to pay the related Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively

      Section 12.04 Amendment.

      This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

      Section 12.05 Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Section 12.06 Duration of Agreement.

      This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser. Section 12.07 Notices.

      All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

      (i) if to the Company:
          National City Mortgage Co.
          ATTN:  Sheila N. Hansford
          3232 Newmark Dr.
          Miamisburg, OH 45342

          with a copy to:
          National City Mortgage Co.
          ATTN:  T. Jackson Case
          3232 Newmark Dr.
          Miamisburg, OH 45342

      or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

     (ii) if to Purchaser:

          Merrill Lynch Bank, USA
          [Address]
          Attn: [____]

      or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

      Section 12.08 Severability of Provisions.

      If any one or more of the representations, warranties, covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Any one or more of the representations, warranties, covenants, agreements, provisions or terms of this Agreement which is or are held invalid for any purpose in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such invalidity without invalidating the remaining provisions hereof, and any such invalidity in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any representation, warranty, covenant, agreement, provision or term of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

      Section 12.09 Relationship of Parties.

      Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

      Section 12.10 Execution; Successors and Assigns.

      This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 9.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

      Section 12.11 Recordation of Assignments of Mortgage.

      To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

      Section 12.12 Assignment by Purchaser.

      The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

      Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Company and such Purchaser, and a separate and distinct Agreement between the Company and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Company pursuant to Section 3.02 or 3.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the consent of the Purchaser, which consent shall not be unreasonably withheld.

      Section 12.13 No Personal Solicitation.

      From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser or any of its assignees; provided that the Company may solicit any Mortgagor for whom the Company has received a request for demand for payoff or a borrower or obligor initiated communication indicating a desire to prepay the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, or designated segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements shall not constitute solicitation under this
Section 12.11.

      Section 12.14 Intention of the Parties.

      It is the intention of the parties that the Purchaser is purchasing, and the Company is selling, the Mortgage Loans and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Company and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the Custodial Account and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, the Company shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Trade Confirmation and this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

      Section 12.15 Acknowledgement of Anti-Predatory Lending Policies.

      On each Closing Date, Purchaser has in place internal policies and procedures that expressly prohibit its purchase of any Mortgage Loan which breaches Section 3.02(tt).

      Section 12.16 Waivers.

      No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      Section 12.17 Exhibits.

      The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      Section 12.18 General Interpretive Principles.

      For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

      accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

      references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

      reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

      the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

      the term "include" or "including" shall mean without limitation by reason of enumeration.

      Section 12.19 Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      Section 12.20 Further Agreements.

      The Company and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

      IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                               MERRILL LYNCH BANK, USA

                               By: ____________________________________

                               Name: __________________________________

                               Title: _________________________________

                               NATIONAL CITY MORTGAGE CO.

                               By: ____________________________________

                               Name: __________________________________

                               Title: _________________________________

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the __ day of ________, 2004 before me, a Notary Public in and for said State, personally appeared ________, known to me to be ______________________________ of _____________________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                        ______________________________________
                                        Notary Public

                                        My Commission expires ________________

STATE OF OHIO         )
                      ) ss.:
COUNTY OF MONTGOMERY      )

      On the __ day of _______, 2004 before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of National City Mortgage Co. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

                                        ______________________________________
                                        Notary Public

                                        My Commission expires ________________

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                         CONTENTS OF EACH MORTGAGE FILE

      With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Master Seller's Warranties and Servicing Agreement to which this Exhibit is attached (the "Agreement"):

   1. The original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Company, endorsed in blank, "Pay to the order of _________ without recourse", signed via original signature in the name of the Company by an authorized officer and if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: "National City Mortgage Co., successor by merger to [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: "National City Mortgage Co., formerly known as [previous name]"

      If the Company uses facsimile signatures to endorse Mortgage Notes, the Company must provide in an Officer's Certificate that the endorsement is valid and enforceable in the jurisdiction(s) in which the Mortgaged Properties are located and must retain in its corporate records the following specific documentation authorizing the use of facsimile signatures: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on the Company's part; and authorizing the Company's corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary's certification of the authenticity and validity of the board of directors' resolution; and (iii) a notarized "certification of facsimile signature," which includes both the facsimile and the original signatures of the signing officer(s) and each officer's certification that the facsimile is a true and correct copy of his or her original signature

   2. The original of any guarantee executed in connection with the Mortgage Note (if any).

   3. The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer's Certificate or by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

   4. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

   5. The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "National City Mortgage Co., successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "National City Mortgage Co., formerly known as [previous name]."

   6. Originals of all intervening assignments of the Mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer's Certificate or by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment of Mortgage or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

   7. The original PMI Policy, LPMI Policy or certificate of insurance, where required pursuant to the Agreement.

   8. The original mortgagee policy of title insurance or attorney's opinion of title and abstract of title (provided such attorney's opinion of title is customary for such jurisdiction) in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by Fannie Mae and insuring the Purchaser and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan or, if the original mortgagee policy of title insurance has not been issued, the irrevocable commitment to issue the same.

   9. Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

   10. The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

   11. Residential loan application.

   12. Mortgage Loan closing statement.

   13. Verification of employment and income.

   14. Verification of acceptable evidence of source and amount of downpayment.

   15. Credit report on the Mortgagor.

   16. Residential appraisal report.

   17. Photograph of the Mortgaged Property.

   18. Survey of the Mortgaged Property.

   19. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

   20. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

   21. If available, termite report, structural engineer's report, water potability and septic certification.

   22. Sales contract.

   23. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

   24. The original recorded power of attorney, if the Mortgage Note, the Mortgage, any assignment of the Mortgage, or any other related document was executed by a Person on behalf of the Mortgagor pursuant to a power of attorney, with evidence of recording thereon;

   25. Amortization schedule, if available; and

   26. Payment history for Mortgage Loans that have been closed for more than 90 days.

      In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 60 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT C

                             MORTGAGE LOAN DOCUMENTS

      The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to
Section 2.01 of the Master Seller's Warranties and Servicing Agreement to which this Exhibit is annexed (the "Agreement"):

      (a) the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Company, endorsed in blank, "Pay to the order of ___________, without recourse" and signed via original signature in the name of the Company by an authorized officer and if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "National City Mortgage Co., successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "National City Mortgage Co., formerly known as [previous name]";

      (b) the original of any guarantee executed in connection with the Mortgage Note;

      (c) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

      (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

      (e) In the case of a Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by "National City Mortgage Co., successor by merger to [name of predecessor]." If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by "National City Mortgage Co., formerly known as [previous name];"

      (f) for each Mortgage Loan that is not a MERS Mortgage Loan, the originals of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, including warehousing assignments, if any;

      (g) for each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

      (h) the original PMI or LPMI Policy or certificate, if private mortgage guaranty insurance is required pursuant to the Agreement;

      (i) the original mortgagee title insurance policy;

      (j) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage; and

      (k) such other documents as the Purchaser may require.

                                   EXHIBIT D-1

                         CUSTODIAL ACCOUNT CERTIFICATION

                                                     _____________________, 200_

      National City Mortgage Co. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, Conventional Residential Fixed Rate Mortgage Loans.

Title of Account:_National City Mortgage Co. in trust for the Purchaser

Account Number: __________________

Address of office or branch
of the Company at
which Account is maintained:          ________________________________________

                                      ________________________________________

                                      ________________________________________

                                      ________________________________________

                                      NATIONAL CITY MORTGAGE CO.

                                      Company

                                      By: ___________________________________

                                      Name: _________________________________

                                      Title: ________________________________

                                     D-1-1

                                   EXHIBIT D-2

                       CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                         _________________, 200_

To:  ____________________________________

     ____________________________________

     ____________________________________
     (the "Depository")

      As Company under the Master Seller's Warranties and Servicing Agreement, dated as of ________________________, Conventional Residential Fixed Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "National City Mortgage Co., in trust for the Purchaser - Conventional Residential Fixed Rate and Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                        NATIONAL CITY MORTGAGE CO.

                                        Company

                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                                        Date: _________________________________

                                      D-2-1

      The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                     __________________________________________
                                     Depository

                                     By: ______________________________________

                                     Name: ____________________________________

                                     Title: ___________________________________

                                     Date: ____________________________________

                                      D-2-2

                                   EXHIBIT E-1

                          ESCROW ACCOUNT CERTIFICATION

                                                        __________________, 200_

      National City Mortgage Co. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Master Seller's Warranties and Servicing Agreement, dated as of
______________________, Conventional Residential Fixed Rate Mortgage Loans.

      Title of Account:_"National City Mortgage Co. in trust for the Purchaser and various Mortgagors."

Account Number: __________________

Address of office or branch
of the Company at
which Account is maintained:             ______________________________________

                                         ______________________________________

                                         ______________________________________

                                         ______________________________________

                                         NATIONAL CITY MORTGAGE CO.

                                         Company

                                        By: ___________________________________

                                        Name: _________________________________

                                        Title: ________________________________

                                     E-1-1

                                   EXHIBIT E-2

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                       ___________________, 200_


To:  ___________________________________

     ___________________________________

     ___________________________________
     (the "Depository")

      As Company under the Master Seller's Warranties and Servicing Agreement, dated as of _________________, Conventional Residential Fixed Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as "National City Mortgage Co., in trust for the Purchaser - Conventional Residential Fixed Rate and Adjustable Rate Mortgage Loans." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                       NATIONAL CITY MORTGAGE CO.

                                       Company

                                       By: ____________________________________

                                       Name: __________________________________

                                       Title: _________________________________

                                       Date: __________________________________

                                     E-1-2

      The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

                                      ________________________________________
                                      Depository

                                      By: ____________________________________

                                      Name: __________________________________

                                      Title: _________________________________

                                      Date: __________________________________

                                     E-1-3

                                    EXHIBIT F

                            MONTHLY REMITTANCE ADVICE

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                             UNDERWRITING GUIDELINES

                                    EXHIBIT I

                         COMPANY'S OFFICER'S CERTIFICATE

            I, ___________________________ hereby certify that I am the duly elected ____________________ of [COMPANY], a ___________________ (the
"Company"), and further certify, on behalf of the Company as follows:

            1. Attached hereto as Attachment I are a true and correct copy of the [Certificate of Incorporation and by-laws] [Certificate of limited partnership and limited partnership agreement] of the Company as are in full force and effect on the date hereof.

            2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

            3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Master Seller's Warranties and Servicing Agreement (the "Purchase Agreement"), dated as of May 1, 2004 by and between the Company and Merrill Lynch Bank, USA (the "Purchaser"); (b) the Trade Confirmation, dated ________, 200_, between the Company and the Purchaser (the "Trade Confirmation"); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Trade Confirmation was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

            4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Company on ________, 200_ (the "Resolutions") with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

            5. Attached hereto as Attachment III is a Certificate of Good Standing of the Company dated ______, 200_. No event has occurred since _______, 200_ which has affected the good standing of the Company under the laws of the State of ____________.

            6. Attached hereto as Attachment IV is a copy of each license of the Company to originate and sell the Mortgage Loans. No such licenses have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.

            7. All of the representations and warranties of the Company contained in Section 3.01 and 3.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

            8. The Company has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement and the related Trade Confirmation.

            All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:
      ----------------------

            [Seal]

                                    [COMPANY]
                                    (Company)

                                    By:
                                        -----------
                                    Name:
                                         -----------
                                    Title:  Vice President

            I, __________________, Secretary of the Company, hereby certify that __________________ is the duly elected, qualified and acting Vice President of the Company and that the signature appearing above is his genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ________________________

            [Seal]

                                    [COMPANY]
                                    (Company)

                                    By:
                                        ---------
                                    Name:
                                         -----------

                                    Title:  [Assistant] Secretary

                                    EXHIBIT J

                   [FORM OF OPINION OF COUNSEL TO THE COMPANY]

                                     (Date)

[PURCHASER]

            Re: Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004

Gentlemen:

            I have acted as counsel to National City Mortgage Co., a corporation organized under the laws of the State of Ohio (the "Company"), in connection with the sale of certain loans by the Company to Merrill Lynch Bank, USA ("the "Purchaser") pursuant to (i) a Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, by and between the Company and the Purchaser (the "Purchase Agreement") [and the Trade Confirmation, dated _____, 200_, between the Company and the Purchaser (the "Trade Confirmation")]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

            In connection with rendering this opinion letter, I, or attorneys working under my direction have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

            A.    The Purchase Agreement; B. [The Trade Confirmation;]

            C. The Company's [Certificate of Incorporation and by-laws] [certificate of limited partnership and limited partnership agreement], as amended to date; and

            D. Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion (the "Board Resolutions").

            For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

            On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

            1. The Company has been duly [incorporated] [formed] and is validly existing and in good standing under the laws of the State of Ohio with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Company has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement [and the Trade Confirmation] (sometimes collectively, the "Agreements").

            2. The Purchase Agreement [and the Trade Confirmation] have been duly and validly authorized, executed and delivered by the Company.

            3. The Purchase Agreement [and the Trade Confirmation] constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

            4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Company of the Purchase Agreement [and the Trade Confirmation], or the consummation of the transactions contemplated by the Purchase Agreement [and the Trade Confirmation], except for those consents, approvals, authorizations or orders which previously have been obtained.

            5. Neither the servicing of the Mortgage Loans by the Company as provided in the Purchase Agreement [and the Trade Confirmation,] nor the fulfillment of the terns of or the consummation of any other transactions contemplated in the Purchase Agreement [and the Trade Confirmation] will result in a breach of any term or provision of the [certificate of incorporation or by-laws] [certificate of limited partnership or limited partnership agreement] of the Company, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Company is a party or by which it is bound, (ii) any State of Ohio or federal statute or regulation applicable to the Company, or (iii) any order of any State of Ohio or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the default, breach or violation would not have a material adverse effect on the Company or its ability to perform its obligations under the Purchase Agreement.

            6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

            7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

            The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

            A. I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

            B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors' rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy.

            C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Company, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

            This opinion is given to you for your sole benefit and no other person or entity is entitled to rely thereon.

            I am admitted to practice in the State of Ohio and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Ohio and the Federal laws of the United States of America.

Very truly yours,

                                    EXHIBIT K

                         SECURITY RELEASE CERTIFICATION

            1. Release of Security Interest

            _______________________________________ , hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by Merrill Lynch Bank, USA from the Company named below pursuant to that certain Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, as of the date and time of receipt by _________ of $ _____________ for such Mortgage Loans (the "Date and Time of Sale"), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

--------------------------------------
                    (Name)

--------------------------------------
                    (Address)

By:
   -------------------------------

            2. Certification of Release

            The Company named below hereby certifies to Merrill Lynch Bank, USA that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Merrill Lynch Bank, USA , the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                               Company

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------

                                    EXHIBIT L

                            ASSIGNMENT AND CONVEYANCE

            On this _______ day of _______ , 200_, National City Mortgage Co. ("Company") as the Company under that certain Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Merrill Lynch Bank, USA as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Company in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.03 of the Agreement, the Company has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Custodial Agreement. The contents of each related Servicing File required to be retained by the Company to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Company shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only.

            The Company confirms to the Purchaser that the representations and warranties set forth in Sections 3.01 and 3.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Company's Officer's Certificates and all Attachments thereto remain complete, true and correct in all respects as of the date hereof. The Mortgage Loan Schedule attached hereto as Attachment 1 is true and correct as of the date hereof.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

NATIONAL CITY MORTGAGE CO.
(Company)

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                    EXHIBIT M

                              ANNUAL CERTIFICATION

      Re: [_______________] (the "Trust"), Mortgage Pass-Through Certificates, Series [_____], issued pursuant to the Pooling and Servicing Agreement, dated as of [_____], 200__ (the "Pooling and Servicing Agreement"), among [_____], as depositor (the "Depositor"), [_____], as trustee (the "Trustee"), [_____], as servicer (the "Servicer"), and [_____], as responsible party

I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

            2. I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            3. All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such report.

Date:
     -------------------------------

-------------------------------

[Signature]

[Title]

                                  SCHEDULE ONE

                          FINAL MORTGAGE LOAN SCHEDULE

                                  Sch. One -1

                              AMENDMENT NUMBER ONE
               MASTER SELLER'S WARRANTIES AND SERVICING AGREEMENT
                             dated as of May 1, 2004
                                 by and between
                           NATIONAL CITY MORTGAGE CO.
                                       and
                             MERRILL LYNCH BANK, USA

This is AMENDMENT NUMBER ONE (this "Amendment Number One"), dated as of March 22, 2006 (the "Amendment Date"), by and between Merrill Lynch Bank, USA (the "Purchaser"), and National City Mortgage, Co. (the "Company") to that certain Master Seller's Warranties and Servicing Agreement (the "Agreement"), dated as of May 1, 2004, by and between the Company and the Purchaser.

                                   WITNESSETH

            WHEREAS, the Company and the Purchaser have agreed, subject to the terms and conditions of this Amendment Number One that the Agreement be amended to reflect certain agreed upon revisions to the terms of the Agreement.

            WHEREAS, the Company and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein.

            NOW THEREFORE, for good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      SECTION 1. Amendment. Effective as of March 22, 2006, the Agreement is hereby amended as follows:

            (a) Article I of the Agreement is hereby amended by adding the following definitions:

            Commission: The United States Securities and Exchange Commission.

            Company Information: As defined in Section 7A.07(a).

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or
            (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company. For the avoidance of doubt, a "Qualified Correspondent" includes a "table broker" or mortgage lender that originates loans underwritten and funded by the Company or an Affiliate of the Company.

            Reconstitution: Any Securitization Transaction or Whole Loan
            Transfer.

            Reconstitution Agreement: Any servicing agreement relating to a Reconstitution.

            Regulation AB: Subpart 229.1100 -- Asset Backed Securities (Regulation AB), 17 C.F.R.Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
            staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Responsible Officer: means any vice president, any managing director, any director, any associate, any assistant vice president, any assistant secretary, any assistant treasurer or any other officer or employee of the Company customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of the Agreement.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Servicer: As defined in Section 7A.03(c).

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            Static Pool Information: Static pool information as described in
            Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete material functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

            Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in
            Item 1122(d) of Regulation AB; provided, however, that the term "Subservicer" shall not include any master servicer, or any special servicer engaged at the request of a Depositor, Purchaser or investor in a Securitization Transaction, nor any "back-up servicer" or trustee performing servicing functions on behalf of a Securitization Transaction.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company and shall not include a mortgage broker that does not fund loans.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            (b) Article VII is hereby amended by inserting the following section at the end thereto:

      Section 7A Compliance with Regulation AB

      Section 7A.01 Intent of the Parties.

      The Purchaser and the Company acknowledge and agree that the purpose of
Article 1 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the provisions of Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder that are applicable to any Securitization Transaction. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to negotiate in good faith with the Purchaser or any Depositor, upon a request made in good faith, regarding the Company's delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate as set forth herein with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

      Section 7A.02 Additional Representations and Warranties of the Company.

      (a) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 7A.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date and unless otherwise disclosed in such information provided under Section 7A.03: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction;
(v) there are no aspects of the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated by Government authorities) against the Company or any Subservicer, or to the knowledge of the Company, any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party

Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

      (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 7A.03, the Company shall, as soon as practicable following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

      Section 7A.03 Information to Be Provided by the Company.

      In connection with any Securitization Transaction the Company shall (i) as promptly as practicable following request by the Purchaser or any Depositor in writing (fax or email) ( but in no event later than ten (10) days following such request), provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing, or in a mutually agreed upon electronic format, and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b) and (c) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor On writing, or in a mutually agreed upon electronic format, and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

      (a) If so requested by the Purchaser or any Depositor, the Company shall provide (or cause each Third-Party Originator or Subservicer, as applicable, to provide) such information, as mutually agreed upon by the Purchaser or any Depositor and the Company (or such Third-Party Originator or Subservicer, as applicable), regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or
(ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1I05, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

            (A) the originator's form of organization;

            (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, as mutually agreed upon by the Purchaser or any Depositor and the Seller, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

            (C) a description of any material legal proceedings pending (or known to be contemplated by governmental authorities) against the Company, each Subservicer and to the knowledge of the Company, each Third-Party Originator; and

            (D) as promptly as practicable following notice to the Company, a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified and noticed to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                  (1)   the sponsor;

                  (2)   the depositor;

                  (3)   the issuing entity;

                  (4)   any servicer;

                  (5)   any trustee;

                  (6)   any originator;

                  (7)   any significant obligor;

                  (8)   any enhancement or support provider; and

                  (9)   any other material transaction party.

      (b) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (.pdf) file, or other such electronic format as mutually agreed upon by the Purchaser or the Depositor and the Company, as applicable.

      If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the Purchaser or Depositor, as applicable (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction, and shall also be addressed to and for the benefit of the Company and such Third-Party Originator; provided, however, that the procedures and work to be performed by such certified public accountants shall not create an undue disruption or burden on the business operations of the Company. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

      (c) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and cause each Subservicer to so provide such information (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

            (A) the Servicer's form of organization;

            (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith mutual judgment of the Company and the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                  (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction;

                  (2) the extent of outsourcing the Servicer utilizes;

                  (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction;

                  (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

                  (5) such other information as the Purchase or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

            (C) a description of any material changes during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

            (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition would have a material impact on pool performance the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

            (E) information regarding advances made by the Servicer on the Mortgage Loans and the Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

            (F) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

            (G) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

      (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall upon discovery (or shall cause each Subservicer and Third-Party Originator to so notify upon discovery)
(i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, as applicable, and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

      (e) As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least five (5) Business Days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the related Securitization Transaction.

      Section 7A.04 Servicer Compliance Statement.

      On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's activities as servicer during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

      Section 7A.05 Report on Assessment of Compliance and Attestation.

      (a) On or before March 1 of each calendar year, commencing in 2007, the Company shall:

            (i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement;

            (ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

            (iii) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 7A.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

            (iv) deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit M; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any offering document or registration statement.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

      (b) Each assessment of compliance provided by a Subservicer pursuant to
Section 7A.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit N hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to
Section 7A.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 7A.06.

      Section 7A.06 Use of Subservicers and Subcontractors.

      The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

      (a) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 7A.02, 7A.03(c), and (e), 7A.04,

7A.05, and 7A.07 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 7A.03(d) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 7A.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 7A.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 7A.05 as and when required to be delivered.

      (b) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and
(iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

      As a condition to the utilization of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 7A.05 and 7A.07 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 7A.05, in each case as and when required to be delivered.

      Section 7A.07 Indemnification; Remedies.

      (a) The Company shall indemnify the Purchaser and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor (each, an "Indemnified Party") and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided under this Article 1 by or on behalf of the Company, or provided under this Article 1 by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were provided, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

            (ii) any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Article 1, including any failure by the Company to identify pursuant to Section 7A.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

            (iii) any breach by the Company of a representation or warranty set forth in Section 7A.02(a) or in a writing furnished pursuant to Section 7A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 7A.02(b) to the extent made as of a date subsequent to such closing date.

      In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

      (b) Notification and Cooperation. The parties hereto further agree, and any Indemnified Party not a party hereto is deemed to agree, as a condition to its reliance on such indemnification, that the Company's indemnification obligations under this Section 7A.07 are subject to the following terms and conditions:

            (i) An Indemnified Party seeking indemnification hereunder shall give written notice to the Company within a reasonable time after the Indemnified Party receives notice or becomes aware of an indemnifrable claim;

            (ii) The Company shall undertake the defense of the action or claim with counsel or other representatives of its own choosing and reasonably acceptable to the

      Indemnified Party (which counsel shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party);

            (iii) The Indemnified Party shall have the right to participate and assist in, but not control, the defense of such claim and employ separate counsel in any action or claim at the expense of the Indemnified Party (i.e., at its own expense); and

            (iv) The Company shall not settle or compromise any claim suit or action against the Indemnified Party without the express prior written consent of the Indemnified Party.

      (c) Exclusive Remedy. Except for remedies under the Agreement and remedies that cannot be waived as a matter of law and injunctive relief, the rights under this Section 7A.07 shall be the exclusive remedy for breaches of this Section 7A.07 (including any covenant, obligation, representation or warranty contained herein or therein).

      (d) Limitations. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated under this Section 7A.07 to indemnify an Indemnified Party otherwise entitled to indemnity hereunder in respect of any indemnifiable claims or losses that result from the willful misconduct, bad faith or negligent acts or omissions of the Indemnified Party.

      Section 7A.08 Responsible Officers.

      Any reference herein to the Company's knowledge, discovery or awareness, or notice or identification to the Company, or a request to the Company, shall be in each case be deemed to refer solely to the knowledge or awareness of, or notice or identification to, or request of, a Responsible Officer of the Company.

            (c) The Agreement is hereby amended by inserting Exhibit M in the form of Annex A attached hereto at the end thereto.

            (d) The Agreement is hereby amended by inserting Exhibit N in the form of Annex B attached hereto at the end thereto.

      SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

      SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby. This Amendment Number One shall apply to all Mortgage Loans subject to the Agreement to the extent that such loans are included in a

Securitization Transaction on or after January 1, 2006, notwithstanding that any such Mortgage Loans were purchased prior to the date of this Amendment Number One.

      SECTION 4. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law).

      SECTION 5. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the Company and the Purchaser have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                        NATIONAL CITY MORTGAGE CO.
                                        (Company)

                                        By:
                                           -------------------------
                                        Name: Kelly C. Johnson
                                        Title: Senior Vice President

                                        MERRILL LYNCH BANK, USA
                                        (Purchaser)

                                        By:
                                           --------------------------
                                        Name:
                                             ------------------------
                                        Title:
                                              -----------------------

                                     ANNEX A

                                    EXHIBIT M

                          FORM OF ANNUAL CERTIFICATION

      Re:   The [      ] agreement dated as of [ 1, 200[ ] (the "Agreement"),
                           among [IDENTIFY PARTIES]

      I,__________________________________________________________________,
the____________________________________________________________ of [NAME OF
COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

            (1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the "Company Servicing Information");

            (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were provided, not misleading with respect to the period of time covered by the Company Servicing Information;

            (3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

            (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

            (5) The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by each Subcontractor "participating in the servicing function" pursuant to the Agreement, have been provided to the [Depositor]

[Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                        Date:
                                             ----------------------------
                                        By:
                                           ------------------------------

                                                     Name: Title:

                                     ANNEX B

                                    EXHIBIT N

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

                                                                                                             APPLICABLE
                                               SERVICING CRITERIA                                         SERVICING CRITERIA
      Reference                                          Criteria
-------------------     --------------------------------------------------------------------------------  ------------------
                                      GENERAL SERVICING CONSIDERATIONS

    1122(d)(1)(l)       Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

    1122(d)(1)(ll)      If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

    1122(d)(1)(iii)     Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

    1122(d)(1)0v)       A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                                      Cash Collection and Administration
    1122(d)(2)O         Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

    1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

    1122(d)(2)(iii)     Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

    I122(d)(2)(ly)      The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

    1122(d)(2)(v)       Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution(degree) with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

    1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent unauthorized access.

    1122(d)(2)(vil)     Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) were prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C)
                        were reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar
                        days of their original identification, or such other number of days specified in the transaction agreements.

                                                                                                             APPLICABLE
                                               SERVICING CRITERIA                                         SERVICING CRITERIA
      Reference                                          Criteria
-------------------     --------------------------------------------------------------------------------  ------------------
                                      Investor Remittances and Reporting

    1122(d)(3)(i)       Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable
                        Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

    1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

    1122(d)(3)(ili)     Disbursements made to an investor are posted within two business days to the
                        Servicer s investor records, or such other number of days specified in the transaction agreements.

    1122(d)(3)(iv)      Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                                      Pool Asset Administration

    1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.

    1122(d)(4)(ii)      Mortgage loan and related documents are safeguarded as required by the transaction agreements

    1122(d)(4)Oii)      Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

    1122(d)(4)(ly)      Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

    1122(d)(4)(v)       The Servicers records regarding the mortgage loans agree with the
                        Servitors records with respect to an obligor's unpaid principal balance.

    1122(d)(4)(vl)      Changes with respect to the terms or status of an obligors mortgage loans
                        (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

    1122(d)(4)(vll)     Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

    1122(d)(4)(vlll)    Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.
                        Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

    1122(d)(4)(ix)      Adjustments to interest rates or rates of return for
                        mortgage loans with variable rates are computed based on the related mortgage loan documents.

                                                                                                             APPLICABLE
                                               SERVICING CRITERIA                                         SERVICING CRITERIA
      Reference                                          Criteria
-------------------     --------------------------------------------------------------------------------  ------------------
     1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow accounts):
                        (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

    1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

    1122(d)(4)(xll)     Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

    1122(d)(4)(xlll)    Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

   1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements. Any extemal enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of
                        Regulation AB, is maintained as set forth in the transaction aqreements.

    1122(d)(4)(xv)

                                      [NAME OF COMPANY]
                                      [NAME OF SUBSERVICER]

                                      Date:
                                            --------------------------------
                                      By:
                                         -----------------------------------

                                      Name:
                                            --------------------------------
                                      Title:
                                            --------------------------------